Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252370

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 14, 2022

(To the Prospectus dated February 5, 2021)

Shares of Common Stock or Pre-Funded Warrants

Warrants to Purchase Shares of Common Stock

ESPORTS ENTERTAINMENT GROUP, INC.

We are offering, on a firm commitment basis, (a) shares of our common stock (the “Common Stock”), $0.001 par value per share, at a price of $ per share and (b) warrants to purchase up to shares of our common stock, at an exercise price of $ per share (the “Warrants”), in this offering pursuant to this prospectus supplement and the accompanying prospectus.

We are also offering to each purchaser that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase securities consisting of one pre-funded warrant (in lieu of one share of common stock) and one Warrant. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant and Warrant will be equal to the price of each Common Stock and Warrant, minus $0.01, and the remaining exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis. The common stock and pre-funded warrants, if any, can each be purchased in this offering only with the accompanying Warrant (other than pursuant to the option of the representatives of the underwriters to purchase additional common stock and/or pre-funded warrants and/or Warrants). See “Description of the Securities that we are Offering” in this prospectus for more information.

Our Common Stock trades on the Nasdaq Capital Market under the symbol “GMBL.” On September 13, 2022, the last reported sale price of our Common Stock was $0.4433 per share.

We currently have two classes of Common Stock Purchase Warrants that trade on the Nasdaq Capital Market under the symbols “GMBLW” and “GMBLZ.”

Our Common Stock Purchase Warrants that have an exercise price of $4.25 per share and expire in April 2025 trade under the symbol GMBLW and, on September 13, 2022, the last reported sale price of our GMBLW warrants was $0.17 per warrant.

Our Common Stock Purchase Warrants that have an exercise price of $1.00 per share and expire in March 2027 trade under the symbol GMBLZ and, on September 13, 2022, the last reported sale price of our GMBLZ warrants was $0.14 per warrant.

There is no established public trading market for the Warrants or pre-funded warrants being offered in this offering and we do not expect an active trading market to develop. We do not intend to list the Warrants or pre-funded warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and pre-funded warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 11 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share or Pre-Funded Warrant and Warrant	Total
Public offering price
Underwriting discounts and commissions (1)
Proceeds, before expenses, to us

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses and to pay a non-accountable expense allowance to the representative of the underwriters equal to one percent (1%) of the gross proceeds received at the closing of the offering (excluding any proceeds received upon any subsequent exercise of the over-allotment option). See “Underwriting” on page S-20 of this prospectus supplement for additional information.

We have granted the representatives of the underwriters an option to purchase up to an additional [●] shares of our Common Stock and/or pre-funded warrants and/or Warrants from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the shares of Common Stock or pre-funded warrants and the Warrants to the purchasers on or about ________________.

MAXIM GROUP LLC	JOSEPH GUNNAR & CO., LLC

The date of this prospectus supplement is _____________, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus dated February 5, 2021, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “EEG,” the “Company,” “we,” “us,” “our” and similar terms refer to Esports Entertainment Group, Inc., a Nevada corporation, and its consolidated subsidiaries. References to our “common stock” refer to the common stock of Esports Entertainment Group, Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters in this offering, including the representatives of the underwriters, Maxim Group LLC and Joseph Gunnar & Co., LLC, have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

●	our ability to comply with the continued listing requirements of Nasdaq Capital Market;
●	any statements of the plans, strategies and objectives of management for future operations;
●	any statements concerning proposed new products, services or developments;
●	any statements regarding future economic conditions or performance;
●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;
●	our estimates regarding the sufficiency of our cash resources and our need for additional funding; and
●	our intended use of the net proceeds from the offering of shares of common stock and warrants to purchase shares of common stock under this prospectus supplement.

We urge you to consider these factors before investing in our securities. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K/A and Form 10-K for our fiscal year ended June 30, 2021 filed with the Securities and Exchange Commission, or SEC, on October 22, 2021 and October 13, 2021, respectively, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, December 31, 2021 and September 30, 2021 filed with the SEC on May 23, 2022, February 22, 2022, and November 15, 2021, respectively.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our securities, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

About Esports Entertainment Group, Inc.

Overview

Corporate History

Esports Entertainment Group, Inc. (“EEG”) was formed in the State of Nevada on July 22, 2008 under its prior name Virtual Closet, Inc. Virtual Closet, Inc. changed its name to DK Sinopharma, Inc. on June 6, 2010. DK Sinopharma, Inc. changed its name to VGambling, Inc. on August 12, 2014. On or about April 24, 2017, Vgambling, Inc. changed its name to Esports Entertainment Group, Inc. The Company was engaged in a number of different enterprises up until May 20, 2013, when, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of H&H Arizona Corporation in exchange for 3,333,334 shares of its common stock. From May 2013 until August 2018, its operations were limited to designing, developing and testing its wagering systems. We launched our online esports wagering website (www.vie.gg) in August 2018.

Business Overview

Esports is the competitive playing of video games by amateur and professional teams as a spectator sport. Esports typically takes the form of organized, multiplayer video games that include genre’s such as real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv and youtube.com.

EEG is an esports focused iGaming and entertainment company with a global footprint. EEG’s strategy is to build and acquire betting and related platforms, and lever them into the rapidly growing esports vertical. We operate the business in two verticals, EEG iGaming and EEG Games.

EEG iGaming:

EEG iGaming includes the esports betting platform with full casino and sportsbook functionality and services for iGaming customers. iDefix, proprietary technology acquired with the Lucky Dino acquisition is an MGA iGaming platform with PAM, payments, bonusing, loyalty, compliance and casino integrations that services all Lucky Dino sites along with SportNation.com and Vie.bet. In addition, our other in-house gambling software platform, Phoenix, is a modern reimagined sportsbook that caters to both millennial esports bettors as well as traditional sports bettors. Phoenix is being developed through the assets and resources from our acquisition of FLIP Sports Limited, a software development company.

EEG’s goal is to be a leader in the large and rapidly growing sector of esports real-money wagering, offering fans the ability to wager on professional esports events in a licensed and secure environment. From February 2021, under the terms of our Maltese Gaming Authority (MGA) license, we are now able to accept wagers from residents of over 180 jurisdictions including countries within the European Union, Canada, New Zealand and South Africa, on our ‘‘Vie.bet’’ platform.

S-3

Alongside the Vie.bet esports focused platform, EEG owns and operates:

●	Argyll Entertainment’s flagship Sportnation.bet online sportsbook and casino brand, licensed in the UK and Ireland;
●	Lucky Dino’s 5 online casino brands licensed by the MGA on its in-house built iDefix casino-platform; and
●	The Bethard online sportsbook and casino brands, operating under MGA, Spanish, Irish and Swedish licenses.

On August 17, 2020, we announced entry into a multi-year partnership with Twin River Worldwide Holdings, Inc, now Bally’s Corporation, to launch their proprietary mobile sports betting product, ‘‘Vie.gg’, in the state of New Jersey, as a real money wagering “skin” of Bally’s Atlantic City, the holder of a New Jersey Casino License, Internet Gaming Permit and a Sports Wagering License. We were granted our transactional waiver by the New Jersey Division of Gaming Enforcement (‘‘DGE’’) on January 21, 2022.

We also currently hold five Tier-1 gambling licenses (Malta, UK, Ireland, Spain and Sweden) and are in the process of acquiring one in New Jersey. Our acquisitions of Argyll Entertainment, Lucky Dino and Bethard provide a foothold in mature markets in Europe into which we believe we can cross-sell our esports offerings.

EEG Games:

EEG Games’ focus is on providing esports entertainment experiences to gamers through a combination of 1) online tournaments (through our EGL tournament platform) and 2) player-vs-player wagering (through our yet to be released BETGROUND (previously referred to as “LanDuel”) proprietary waging product).

Underpinning our focus on esports and EEG Games customers, is our proprietary infrastructure software, ggCircuit. ggCircuit is the leading provider of local area network (“LAN”) center management software and services, enabling us to seamlessly manage mission critical functions such as game licensing and payments.

We believe that as the size of the market and the number of esports enthusiasts continues to grow, so will the number of esports enthusiasts who gamble on events, which would likely increase the demand for our platform.

Competitive Advantages/Operational Strengths

The online gambling and wagering industry is increasingly competitive. With relatively low barriers to entry, new competitors are entering the esports wagering and video game tournament segments. In both of these segments, there currently exist several major competitors. Most of EEG’s current competitors, including Unikrn, bet365, William Hill, Betway, and Pinnacle Sports, have far greater resources than us.

However, we believe the following strengths position us for sustainable growth:

Management Team and Key Personnel Experience: EEG’s Board includes senior managers with extensive experience in online gambling, esports, information technology, compliance, regulation, accounting and finance.

EEG’s Officers and management include individuals with extensive experience in online gambling, esports, information technology, marketing, business development, payment processing, compliance, regulation, accounting, finance and customer service.

Unique Positioning within Digital Gaming: EEG was one of the first digital gaming companies with an esports-first focus and a line of esports businesses; leading the effort to broaden legislation for betting on esports competitions. We are uniquely focused on connecting to customers across a broad set of retail and digital businesses to achieve greater revenue, scale, and profitability, as well as shaping esports infrastructure to facilitate omni-channel betting.

S-4

Technology Assets:

●	EEG has acquired businesses with state-of-the-art B2B/B2C technologies across esports competition infrastructure, for in-person and internet-based competitions, for tournaments, esports wagering and skill-based betting.
●

EEG Labs: an established esports analytics provider for game publishers and esports leagues facilitates greater monetization of esports audiences through proprietary technology, provision of customized marketing, improvements to betting lines and greater customer retention.

●	ggCircuit Proprietary Platform: ggCircuit’s ggLeap cloud-based management software solution enables Gaming Centers to run games through the stat integrated client, reward gamers for playing the games they love, as well as run their own local tournaments. ggCircuit is currently used by over 600 LAN centers and connects with over 2 million gamers monthly.
●	Lucky Dino’s online casino platform - iDefix, a modern online casino platform licensed in Malta, upon which the Lucky Dino’s online casino brands operate. iDefix provides a full technical solution for casino operations, with various management tools as well as in-depth business intelligence reporting and analysis. The technology is built on a scalable event-driven micro-services-based architecture offering advanced automation features including anti money laundering compliance and know your customer (“KYC”) handling, responsible gambling management and monitoring, fraud and bonus abuse detection, as well as gamification, customer relationship management and bonus management.
●	Argyll’s proprietary sports betting rewards and bonus efficiency technology, provides an industry-leading customer loyalty program, driving above industry customer retention rates and player lifetime values. The Program helped earn Argyll the Innovative Start-up of the Year award and the 2018 EGR Marketing & Innovation Awards, and will be able to be leveraged across all of EEG’s verticals.
●	Argyll’s technology and Lucky Dino’s full iGaming tech stack will accelerate the development of EEG’s new Vie esports-centric platform, and generate synergies from further digital gaming acquisitions.

Strong Brand Partnerships: EEG has already partnered, via “affiliate Marketing Agreements’’, with twelve leading brands in pro sports, including football, hockey, basketball and soccer, with an aggregate fanbase of over 50 million, as well as with several individual social media influencers.

●	Pro sports team partnerships lever huge customer databases for esports tournament participation and betting, lowering EEG’s customer acquisition costs.
●	As a “Marketing Affiliate’’, the esports team will provide their fans with a link to the online tournament platform of EGL, where the fan can enter tournaments to win team merchandise, and subscribe to subsequent tournaments.

S-5

Recent Developments

Sale of Helix Assets

On June 10, 2022, the Company entered into and consummated the transaction contemplated by that certain asset purchase agreement by and between the Company and SCV CAPITAL, LLC (the “Buyer”) pursuant to which the Buyer agreed to acquire from the Company the Helix assets related to the Company’s ownership and operation of esports game centers in Foxboro, MA and North Bergen, NJ, herein referred to as the “Helix Game Centers”. The total purchase price for the Helix Game Centers was approximately $1,200,000, with the purchase price being primarily attributable to the Buyer’s assumption of certain liabilities related to the Helix Game Centers, including leases and sponsorship liabilities. Our estimated gain on sale of $1,069,262 was driven by the amounts of liabilities assumed by the Buyer.

Estimated Results for the Year Ended June 30, 2022

Based on a preliminary review of our results for the year ended June 30, 2022, set forth below are preliminary estimates of unaudited selected financial data for the year ended June 30, 2022. Our audited consolidated financial statements for the year June 30, 2022 are not yet available. The following information reflects our preliminary estimates based on currently available information, is not a comprehensive statement of our financial results, and is subject to change. We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for the year ended June 30, 2022 are not yet complete. These estimates should not be viewed as a substitute for our full audited financial statements prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period. See the sections titled “Cautionary Statements Regarding Forward-Looking Information,” “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our unaudited financial data presented below and the actual audited financial data we will report for the year ended June 30, 2022.

	Year Ended June 30, 2022 Estimated (unaudited)
	Low	High
Net Revenue	$55,000,000	$60,000,000
Cost of sales	$(22,000,000)	$(25,000,000)
Operating Loss, including estimated impairment*	$(84,000,000)	$(100,000,000)
Total other operating income (expense), net	$(17,000,000)	$(20,000,000)

* Includes an estimated unaudited asset impairment charge of $46.5 million for the year-ended June 30, 2022. The asset impairment charge is subject to change based on the results of our annual goodwill impairment test and conclusion of our financial statement audit for the year ended June 30, 2022.

Potential Sale of Spanish iGaming Operations

On June 15, 2022, the Company signed a non-binding letter of intent to sell its Spanish iGaming operations, including its Spanish iGaming license, as part of its strategy to focus on its core brand assets.

Regulatory Developments

United Kingdom

Since the acquisition of the Argyll iGaming business on July 31, 2020, the Company has been responding to periodic requests for information from the UK Gambling Commission in relation to information required to maintain its UK license following the change of corporate control. The Company continues to operate in the UK market and there have been no adverse judgments imposed by the Gambling Commission against the Company. In recent months, the Company has reduced its spending on marketing and has been focused on retaining existing customers and reactivating past customers. We believe these efforts will have a positive effects on our results of operations.

Netherlands

On October 1, 2021, a new licensing regime was implemented in the Netherlands for online gaming operators. This resulted in the Company discontinuing its iGaming operations in this market in the fiscal quarter ended December 31, 2021 (Q2 of fiscal year 2022). The sole period in which the Company had revenues from its iGaming operations in the Netherlands was in the fiscal quarter ended September 30, 2021 (Q1 of fiscal year 2022). As a result of these regulatory developments in the Netherlands, net revenues for our Bethard business declined from approximately $5.7 million for the three months ended September 30, 2021 to approximately $3.5 million for the three months ended December 31, 2021. Net revenues for our Bethard business represented approximately 35% and 24% of our total net revenues for, respectively, the three months ended September 30, 2021 and three months ended December 31, 2021. The Company may re-enter the Dutch market in the second half of fiscal year 2023.

Finland

On January 1, 2022, amendments to the Finnish Lotteries Act came into effect, further restricting marketing opportunities and enhancing the enforcement powers of the Finnish regulator. Prior to these amendments coming into effect, in the fiscal quarter ended December 31, 2021, the Company received a communication from the Finnish regulator requesting clarification on its marketing and gaming practices related to its Finnish iGaming operations. The Company responded to the communication in Q3 of fiscal year 2022 and starting in the fiscal quarter ended June 30, 2022, the Company has changed its business operations in Finland as part of its response.

Further powers allowing the Finnish regulator to require blocking by payment service providers of overseas operators who are targeting their marketing activities towards Finnish customers are also due to come into effect in calendar year starting January 1, 2023. The Company believes that the changes that it has made to its business operations in Finland will allow it to avoid being adversely affected by the Finnish regulator’s new powers.

While there have been no adverse judgments imposed by the Finnish regulator against the Company, as a result of these Finnish regulatory developments, we estimate that net revenues for our Lucky Dino business have declined from approximately $6.5 million for the three months ended March 31, 2022 to approximately $4.2 million for the three months ended June 30, 2022 (a preliminary estimate based on currently available information and subject to change). Net revenues for our Lucky Dino business represented approximately 42% of our consolidated net revenues for the three months ended March 31, 2022.

Operations in Finland run under the MGA license on the Lucky Dino in-house built iDefix casino-platform. The Company continues to launch new brands and offer new products on its various sites tailoring the experience towards each of its markets including new markets in Central American and South America. We believe revenues will be generated by these new brands and new products.

Compliance with Nasdaq Listing Requirements

On April 11, 2022, the Company received a deficiency notification letter from the Listing Qualifications Staff of Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days from the date of such notice, or until October 8, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the bid price for the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. As of September 9, 2022, we have not yet regained compliance with the $1.00 bid price requirement.

On June 7, 2022, the Company received an additional written notice from Nasdaq indicating that, for the last 30 consecutive business days, the market value of our listed securities (the “MVLS”) has been below the minimum requirement of $35 million for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until December 5, 2022, to regain compliance. The notice states that to regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of 10 consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days) during the compliance period ending December 5, 2022. As of September 9, 2022, we have not yet regained compliance with the $35 million MVLS requirement.

S-6

March 2022 Warrants

On March 2, 2022 the Company closed an offering (the “March 2022 Offering”) in which it sold 15,000,000 units at $1.00 consisting of one share of common stock and one warrant for a total of 15,000,000 warrants with an exercise price of $1.00 (the “March 2022 Warrants”). The March 2022 Offering provided net cash proceeds of $13,605,000. On April 1, 2022 the underwriters of the March 2022 Offering exercised the Over-Allotment option of 2,250,000 warrants to purchase shares at a price of $0.01 per warrant. The Company received net proceeds of $20,925. The March 2022 Warrants trade on the Nasdaq Capital Market under the symbol GMBLZ.

Senior Convertible Note

On June 2, 2021, the Company issued a senior convertible note (the “Old Senior Convertible Note”) before it was exchanged for a new senior convertible note (the “New Note”) on February 22, 2022. The Old Senior Convertible Note was issued to the lender (the “Holder”) in the principal amount of $35,000,000 with the Company receiving proceeds at issuance of $32,515,000, net of debt issuance costs of $2,485,000. The Old Senior Convertible Note would have matured on June 2, 2023, at which time the Company would have been required to repay the original principal balance and a minimum return (“Premium on Principal”) equal to 6% of any outstanding principal. The aggregate principal of the Old Senior Convertible Note repayable at maturity was $37,100,000.

On February 22, 2022, the Company agreed to enter into an exchange agreement (the “Exchange Agreement”) with the Holder whereby the Old Senior Convertible Note of the Company, with a remaining principal amount of $29,150,001, was exchanged for the New Note in the aggregate principal amount of $35,000,000.

The New Note is convertible, at the option of the Holder, into shares of the Company’s common stock at a conversion price of $17.50 per share.

If an Event of Default has occurred under the New Note, the Holder may elect to alternatively convert the New Note at the Alternate Conversion Price (as defined in the New Note). In connection with an Event of Default, the Holder may require us to redeem in cash any or all of the New Note. The redemption price will equal 100% of the outstanding principal of the New Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, or an amount equal to market value of the shares of our common stock underlying the New Note, as determined in accordance with the New Note, if greater. The Holder will not have the right to convert any portion of a New Note, to the extent that, after giving effect to such conversion, the Holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. The Holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to 12.0% per annum. The Company is currently in default and the Holder has not yet elected to alternatively convert.

In addition, unless approval of our stockholders as required by Nasdaq is obtained, the Company is prohibited from issuing any shares of common stock upon conversion of the New Note or otherwise pursuant to the terms of the New Note, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.

Under the New Note, and consistent with the Old Senior Convertible Note, the Company is subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. The Company is also subject to certain financial covenants relating to available cash, our ratio of debt to market capitalization and minimum cash flow. The Company is also subject to financial covenants as it relates minimum revenues that commenced on June 30, 2022. As of the date of this offering, the Company was in default with regards to the debt covenants of the New Note and the Holder may request the Company to begin paying monthly cash interest a default rate of 12%. The Holder has not elected at this time to require us to redeem any portion or the principal balance of the New Note for cash. The Holder also has not elected to convert any portion or the principal balance of the New Note into shares of Common Stock.

It was previously determined that the Company had not maintained compliance with the Old Senior Convertible Note covenants at September 30, 2021 and subsequent reporting dates. The Company therefore requested and received a waiver dated October 13, 2021 for (i) any known breaches or potential breaches of financial covenants in effect related to the available cash test and minimum cash flow test through December 25, 2021, (ii) any known breach resulting from the placement of a lien on the outstanding share capital of Prozone Limited, the entity that holds the assets of Bethard, and (iii) any known breach which would result from the Company’s announcement that it would purchase an equity interest in Game Fund Partners Group LLC through the contribution of up to 200,000 shares of common stock. In addition, the Company requested and received an amendment to the Old Senior Convertible Note wherein the permitted ratio of outstanding debt to market capitalization was increased temporarily from 25% to 35% through December 25, 2021.

S-7

In consideration for the October 13, 2021 waiver, the Company agreed to permit the conversion of up to $7,500,000 of the original principal balance of the Old Senior Convertible Note at the Alternate Conversion Price into shares of common stock, exclusive of the Premium on Principal and Incremental Premium that applies to an Alternate Conversion. During the three months and nine months ended March 31, 2022, the Holder of the Old Senior Convertible Note had converted the full principal amount of $7,500,000 into 2,514,459 shares of common stock.

During the three months ended December 31, 2021, the Company had not maintained compliance with the covenants of the Old Senior Convertible Note, having identified non-compliance with the same financial covenants previously identified at September 30, 2021. The Company obtained a waiver from the compliance with certain covenants, as of December 31, 2021 and through March 30, 2022. The Company further entered into a non-binding term sheet dated February 22, 2022, to restructure the New Note to mitigate the risk of default on the covenants in future periods. This term sheet expired without a new debt facility being completed. Since the expiration of the waiver on March 30, 2022, the Company is not in compliance with its covenants. The Company has not remitted payment to the Holder of an amount equal to 30% of the gross proceeds from the March 2022 Offering to be applied as a reduction of principal.

The New Note agreement includes provision that should the Company be in both breach of its debt covenants and its price per common share trade below the Conversion Floor Price of $2.1832, the Holder may elect the Alternate Conversion option that includes a make-whole provision payable to the Holder in cash. At March 31, 2022, June 30, 2022 and through the date of this offering, the Company was both in breach of its debt covenants and the price per share of its common stock had declined below the Conversion Floor Price. As a result, the make-whole provision in the New Note agreement was determined to represent an obligation of the Company under the terms of the New Note.

At June 30, 2022, the Company estimates it would be required to issue up to 16,031,513 shares of common stock under the Alternate Conversion make-whole provision of the New Note. At June 30, 2022, the Company also estimates the fair value of the derivative liability, which gives effect to the cash amount payable to the Holder under the Alternate Conversion make-whole provisions of the New Note, to be $9,399,620 ($20,573,051 at March 31, 2022). While the Company records a derivative liability at each reporting period for the amount contingently payable to the Holder under the Alternate Conversion make-whole provision, a strict application of the formula in the New Note indicates the cash liability to the Holder may be materially higher than the derivative liability. A calculation of the cash liability due to the Holder under the Alternate Conversion make-whole provision of the New Note indicated a liability of approximately $180,000,000 at June 30, 2022.

The derivative liability amount recognized by the Company for its obligation to the Holder under the Alternate Conversion make-whole provision of the New Note is subject to material fluctuation at each reporting date. The output of the Monte Carlo model that is used to estimate the fair value of the derivative liability will fluctuate based on the Company’s share price, market capitalization, estimated enterprise value, and the Company’s estimate of credit and non-performance risk.

We will remit to the holder of the New Note an amount equal to fifty percent (50%) of all net proceeds above $2 million (following the payment of up to 7% in offering fees including Underwriting discounts and commissions). We will have broad discretion in the use of the remaining net proceeds upon satisfying our obligation to the holder of the New Note and payment of offering expenses.

In addition, to the extent the Holder purchases securities in this offering, the Company will pay the Holder the amount the Holder has invested in order to reduce the principal of the New Note on a dollar-for-dollar basis. By way of example only, if the Holder purchases securities with a cost of $200,000, the Company will repay $200,000 to the Holder to reduce the principal of the New Note by that amount.

At-the Market Equity Offering Program

On September 3, 2021, the Company entered “at the market” equity offering program (“ATM”) with Maxim Group LLC, one of the underwriters of this offering, to sell up to an aggregate of $20,000,000 of common stock. The shares were issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-252370) and the Company filed a prospectus supplement, dated September 3, 2021 with the SEC in connection with the offer and sale of the shares pursuant to the Equity Distribution Agreement with the broker. The Company sold an aggregate of 1,165,813 shares (790,000 shares subsequent to December 31, 2021) through the ATM through September 2, 2022, for gross proceeds of $4,005,267. The agreement between the Company and Maxim Group LLC governing the ATM expired on September 3, 2022. At this time, the Company does not plan on signing a new ATM agreement.

S-8

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. See “Description of the Securities that we are Offering” and “Underwriting.”

Issuer	Esports Entertainment Group, Inc.

Securities Offered

We are offering: (a shares of Common Stock at a price per share of $ ; and (b) warrants to purchase up to shares of Common Stock, at an exercise price of $ per share. Warrants are exercisable upon issuance and expire five years from the date they first became exercisable. The Warrants will be issued in registered form under a warrant agency agreement between Vstock Transfer LLC, as warrant agent, and us. This prospectus also includes the offering of the shares of Common Stock issuable upon exercise of the Warrants.

We are also offering to each purchaser that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase securities consisting of one pre-funded warrant (in lieu of one share of common stock) and one Warrant. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant and Warrant will be equal to the price of each Common Stock and Warrant, minus $0.01, and the remaining exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis. The common stock and pre-funded warrants, if any, can each be purchased in this offering only with the accompanying Warrant (other than pursuant to the option of the representatives of the underwriters to purchase additional common stock and/or pre-funded warrants and/or Warrants). This prospectus also includes the offering of the shares of Common Stock issuable upon exercise of the pre-funded warrants.

Offering Price	$ per share.

Common Stock Outstanding Immediately Before This Offering	40,922,944

Common Stock Outstanding Immediately After This Offering

Over-allotment Option	We have granted to the representatives of the underwriters the option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to an additional [●] shares of Common Stock and/or pre-funded warrants and/or Warrants to cover over-allotments.

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Exchange Listing

Our Common Stock trades on the Nasdaq Capital Market under the symbol “GMBL.” On September 13, 2022, the last reported sale price of our Common Stock was $0.4433 per share.

We currently have two classes of Common Stock Purchase Warrants that trade on the Nasdaq Capital Market under the symbols “GMBLW” and “GMBLZ.”

Our Common Stock Purchase Warrants that have an exercise price of $4.25 per share and expire in April 2025 trade under the symbol GMBLW and, on September 13, 2022, the last reported sale price of our GMBLW warrants was $0.17 per warrant.

Our Common Stock Purchase Warrants that have an exercise price of $1.00 per share and expire in March 2027 trade under the symbol GMBLZ and, on September 13, 2022, the last reported sale price of our GMBLZ warrants was $0.14 per warrant.

There is no established public trading market for the Warrants or pre-funded warrants being offered in this offering and we do not expect an active trading market to develop. We do not intend to list the Warrants or pre-funded warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and pre-funded warrants will be limited.

Use of Proceeds

We will remit to the holder of the New Note an amount equal to fifty percent (50%) of all net proceeds above $2 million (following the payment of up to 7% in offering fees including Underwriting discounts and commissions). The balance of the net proceeds will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our securities.

Transfer Agent and Warrant Agent	The registrar and transfer agent in respect of our Common Stock is VStock Transfer, LLC (the “Transfer Agent”). VStock Transfer, LLC will also act as Warrant Agent pursuant to a warrant agency agreement between it and us.

S-10

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K/A and Form 10-K for our fiscal year ended June 30, 2021 filed with the SEC, on October 22, 2021 and October 13, 2021, respectively, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, December 31, 2021 and September 30, 2021 filed with the SEC on May 23, 2022, February 22, 2022, and November 15, 2021, respectively, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Regulation

Recent regulatory changes in the Netherlands and Finland have had a material impact on our financial results.

As a result of a new licensing regime that was implemented in the Netherlands for online gaming operators, we have discontinued our iGaming operations in this market and net revenues for our Bethard business declined from approximately $5.7 million for the three months ended September 30, 2021 to approximately $3.5 million for the three months ended December 31, 2021. Net revenues for our Bethard business represented approximately 35% and 24% of our total net revenues for, respectively, the three months ended September 30, 2021 and three months ended December 31, 2021.

In addition, as a result of regulatory developments in Finland and a communication from the Finnish regulator, we estimate that net revenues for our Lucky Dino business have declined from approximately $6.5 million for the three months ended March 31, 2022 to approximately $4.2 million for the three months ended June 30, 2022 (a preliminary estimate based on currently available information and subject to change). Net revenues for our Lucky Dino business represented approximately 42% of our consolidated net revenues for the three months ended March 31, 2022. There can be no assurance that revenues from the Company’s Finnish iGaming operations will rise in the future.

Risks Related to Owning our Common Stock

If we fail to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

We must continue to satisfy the Nasdaq Capital Market’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for 30 consecutive business days. If a company fails for 30 consecutive business days to meet the $1.00 minimum closing bid price requirement, Nasdaq will send a deficiency notice to the company, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements.

A delisting of our common stock from the Nasdaq Capital Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors and employees.

On April 11, 2022, we received a deficiency notification letter from the Listing Qualifications Staff of Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days from the date of such notice, or until October 8, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the bid price for the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. As of September 9, 2022, we have not yet regained compliance with the $1.00 bid price requirement. There can be no assurance that we will regain compliance with this requirement.

On June 7, 2022, we received an additional written notice from Nasdaq indicating that, for the last 30 consecutive business days, the market value of our listed securities (the “MVLS”) has been below the minimum requirement of $35 million for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2).

In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until December 5, 2022, to regain compliance. The notice states that to regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of 10 consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days) during the compliance period ending December 5, 2022. As of September 9, 2022, we have not yet regained compliance with the $35 million MVLS requirement. There can be no assurance that we will regain compliance with this requirement.

Any failure to maintain compliance with continued listing requirements of the Nasdaq Capital Market could result in delisting of our common stock from the Nasdaq Capital Market and negatively impact our company and holders of our common stock, including by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock, limited availability of price quotations and reduced news and analyst coverage. Delisting may adversely impact the perception of our financial condition, cause reputational harm with investors, our employees and parties conducting business with us and limit our access to debt and equity financing.

S-11

Risks Related to the New Note

If we do not comply with our obligations pursuant to our New Note, the noteholder could require us to redeem in cash any or all of the New Note which would have a material adverse effect on our business and financial condition.

On June 2, 2021, the Company issued the Old Senior Convertible Note before it was exchanged for the New Note on February 22, 2022. The Old Senior Convertible Note was issued to the Holder in the principal amount of $35,000,000 with the Company receiving proceeds at issuance of $32,515,000, net of debt issuance costs of $2,485,000.

On February 22, 2022, the Company agreed to enter into the Exchange Agreement with the Holder whereby the Old Senior Convertible Note of the Company, with a remaining principal amount of $29,150,001, was exchanged for New Note in the aggregate principal amount of $35,000,000.

The New Note agreement includes provision that should the Company be in both breach of its debt covenants and its price per common share trade below the Conversion Floor Price of $2.1832, the Holder may elect the Alternate Conversion option that includes a make-whole provision payable to the Holder in cash. At March 31, 2022, June 30, 2022 and through the date of this offering, the Company was both in breach of its debt covenants and the price per share of its common stock had declined below the Conversion Floor Price. As a result, the make-whole provision in the New Note agreement was determined to represent an obligation of the Company under the terms of the New Note.

At June 30, 2022, the Company estimates it would be required to issue up to 16,031,513 shares of common stock under the Alternate Conversion make-whole provision of the New Note. At June 30, 2022, the Company also estimates the fair value of the derivative liability, which gives effect to the cash amount payable to the Holder under the Alternate Conversion make-whole provisions of the New Note, to be $9,399,620. While the Company records a derivative liability at each reporting period for the amount contingently payable to the Holder under the Alternate Conversion make-whole provision, a strict application of the formula in the New Note indicates the cash liability to the Holder may be materially higher than the derivative liability. A calculation of the cash liability due to the Holder under the Alternate Conversion make-whole provision of the New Note indicated a liability of approximately $180,000,000 at June 30, 2022.

The derivative liability amount recognized by the Company for its obligation to the Holder under the Alternate Conversion make-whole provision of the New Note is subject to material fluctuation at each reporting date. The output of the Monte Carlo model that is used to estimate the fair value of the derivative liability will fluctuate based on the Company’s share price, market capitalization, estimated enterprise value, and the Company’s estimate of credit and non-performance risk.

While the Company is currently in default with regards to the New Note, the Holder has not yet elected to require us to redeem in cash any or all of the New Note. In addition, the Holder has not elected to convert any or all of the New Note into shares of Common Stock

If the Holder required us to redeem in cash any or all of the New Note, it would have a material adverse effect on our business and financial condition.

S-12

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We will remit fifty percent (50%) of all net proceeds above $2 million (following the payment of up to 7% in offering fees including Underwriting discounts and commissions) to the holder of the New Note. After satisfying our obligation to the holder to the New Note and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our management will have broad discretion in the application of the net proceeds from this offering. We may utilize the net proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on a public offering price of $ per share, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $ per share with respect to the net tangible book value of the Common Stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. In addition, we are issuing warrants to purchase shares of Common Stock as part of this offering. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

There is no public market for the Warrants or pre-funded warrants being offered in this offering and we do not expect one to develop.

There is no established public trading market for the Warrants or pre-funded warrants being offered in this offering and we do not expect an active trading market to develop. We do not intend to list the Warrants or pre-funded warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and pre-funded warrants will be limited.

Speculative nature of Warrants and pre-funded warrants.

The Warrants and pre-funded warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants and pre-funded warrants may exercise their right to acquire the common stock and pay an exercise price of $ per share ($0.01 per share in the case of the pre-funded warrants), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

S-13

USE OF PROCEEDS

We estimate that the net proceeds from the issuance and sale of shares of Common Stock and Warrants in this offering will be approximately $[●], after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the over-allotment option and approximately $[●] if the over-allotment option is exercised in full.

We will remit to the holder of the New Note an amount equal to fifty percent (50%) of all net proceeds above $2 million (following the payment of up to seven percent (7%) in offering fees including Underwriting discounts and commissions). The New Note has a June 2023 maturity date and an interest rate of twelve percent (12%). We will have broad discretion in the use of the remaining net proceeds upon satisfying our obligation to the holder of the New Note and payment of offering expenses.

We intend to use the net proceeds of this offering following the payments listed in the paragraph above for working capital and general corporate purposes to support ongoing business operations.

S-14

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2022:

●	On an actual basis;

●	On a pro forma, as adjusted basis to give effect to (i) the sale of shares of Common Stock in this offering at the public offering price of $ per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option; and (ii) the remittance of fifty percent (50%) of all net proceeds above $2 million (following the payment of up to seven percent (7%) in offering fees including Underwriting discounts and commissions) to the holder of the New Note.

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, and other financial information included and incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

	As of March 31, 2022
	Actual (Unaudited)	Pro Forma, As Adjusted (Unaudited)
Assets:
Cash	$9,404,637	$
Restricted cash	$2,968,183	$
Liabilities:
Derivative liability (1)	$20,573,051	$
Contingent consideration for Bethard acquisition (2)	$3,732,976
Warrant liability (3)	$4,411,580
Debt:
Senior convertible note	$35,000,000	$
Notes payable and other long-term debt	370,810
Total Debt	$35,370,810	$
Mezzanine equity:
10% Series A cumulative redeemable convertible preferred stock, $0.001 par value, 1,725,000 authorized, 835,950 shares issued and outstanding, aggregate liquidation preference $9,195,450 at March 31, 2022 actual and pro forma, as adjusted	$7,707,543	$
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized	$-	$
Common stock $0.001 par value; 500,000,000 shares authorized, 40,722,944 shares outstanding as of March 31, 2022 actual and [●] shares outstanding as of March 31, 2022 pro forma, as adjusted	40,723
Additional paid-in capital	144,528,035
Accumulated deficit	(145,364,841)
Accumulated other comprehensive loss	(4,517,325)
Total stockholders’ deficit	$(5,313,408)	$
Total capitalization	$37,764,945	$

(1)	The Company has recorded a derivative liability at March 31, 2022 for the alternate conversion feature included the New Note of $20,573,051. The amount of the derivative liability representing for amounts that may be due to the holder of the New Note under the provisions of the agreement was determined using a Monte Carlo valuation model. The derivative liability calculation is subject to material fluctuation at each reporting date and the inputs to the valuation model are effected by the share price of the Company, its market capitalization as well as the Company’s estimates of credit and non-performance risk.

S-15

(2)	The estimated contingent consideration at March 31, 2022 is based on the estimated fair value of payments due to the sellers in the Bethard acquisition and is calculated based on the estimated revenues that will be generated from the net gaming revenues of the Bethard business through June 2023.

(3)	The warrant liability at March 31, 2022 includes the fair value of 15,000,000 warrants that had been issued by us in the offering of common stock and warrants on March 2, 2022, as well as the fair value of 4,000,000 warrants issued to the Holder of our New Note. The warrants issued in connection with the offering on March 2, 2022 had an estimated fair value of $4,050,000 at March 31, 2022. The 4,000,000 warrants issued to the Holder of the New Note, consisting of 2,000,000 Series A Warrants and 2,000,000 Series B Warrants, had an estimated fair value of $361,580 at March 31, 2022.

The Company determined the warrants issued in connection with this offering to be liability classified as the warrants are redeemable for cash in the event of a fundamental transaction. The Company has therefore recorded the preliminary fair value of the warrant liability as of [●] using a Black-Scholes option pricing model, with a corresponding amount recorded to additional paid-in capital. The estimated fair value of the warrant liability resulting from this offering is preliminary pending completion of a valuation performed by a third party specialist.

The foregoing table excludes the following as of March 31, 2022:

●	16,031,513 shares of common stock issuable upon a conversion of the remaining principal outstanding under the New Note, into shares of Common Stock at a floor conversion price of $2.1832;
●	shares contingently issuable in connection with the Bethard acquisition, whereby the amount issuable in shares shall be determined prior to the 24 month anniversary date of the acquisition, or July 13, 2023, and based on U.S. dollar equivalent of up to a maximum contingent share consideration amount of €7,600,000 (equivalent to $8,971,519 using exchange rates in effect at the acquisition date) divided by the 30-day volume weighted average unit price per share of common stock at the time of issuance.;
●	1,359,401 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $6.28;
●	835,950 shares of 10% Series A Cumulative Redeemable Convertible Preferred Stock that are convertible into one share of the Company’s common stock at a conversion price of $17.50 per common share;
●	20,350,558 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.47; and
●	608,535 shares reserved for future issuances under our equity compensation plan.

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DILUTION

A purchaser of our shares of our common stock in this offering will be diluted immediately to the extent of the difference between the offering price per share and the as adjusted net book value per share of our common stock upon closing of this offering. Our historical net book value as of March 31, 2022, was a deficit of $(5,313,408), or approximately $(0.13) per share of outstanding common stock, based on 40,722,944 shares of common stock outstanding as of March 31, 2022. Net book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

After giving effect to the sale of shares of our common stock at the offering price of $ per share to this offering, our as adjusted net book value as of March 31, 2022 would have been approximately $ or approximately $ per share of outstanding common stock. This amount represents an immediate increase in net book value of $ per share of our common stock to our existing stockholders and an immediate dilution of $ per share of our common stock to new investors purchasing securities in this offering, as illustrated in the following table:

The following table illustrates this dilution:

Public offering price per share	$
Net book value per share as of March 31, 2022		$(0.13)
Increase in net book value per share in this offering
As adjusted net tangible book value per share, after this offering
Dilution per share to new investors in this offering	$

DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

Common Stock

We are offering up to [●] shares of our Common Stock. As of September 9, 2022, our authorized Common Stock consisted of 500,000,000 shares of Common Stock, par value $0.001 per share, of which 40,922,944 shares of Common Stock were outstanding.

The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Descriptions of Capital Stock,” starting on page 12 of the accompanying base prospectus. shares were issued and outstanding.

Warrants

We are offering the Warrants to purchase up to [●] shares of our Common Stock. The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the Form 8-K to be filed in connection with this offering. Prospective investors should carefully review the Form 8-K and the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

Each Warrant offered hereby will have an initial exercise price per share equal to $ per share. The Warrants will be exercisable immediately upon issuance if exercised by paying the aggregate exercise price for the shares of Common Stock being exercised and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be issued separately from the shares of Common Stock offered hereby, and may be transferred separately immediately thereafter. A Warrant to purchase one (1) share of our Common Stock will be issued for every one (1) share of Common Stock purchased in this offering.

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Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants to up to 9.99% of the outstanding Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Call Option

If (i) the VWAP for each of 20 consecutive trading days (the “Measurement Period”) exceeds 300% of the exercise price (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the closing date), (ii) the average daily volume for such Measurement Period exceeds [  ] per trading day and (iii) the holders are not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, then the Company may, within 1 trading day of the end of such Measurement Period, call for cancellation of all, and only all, of the Warrants issued pursuant to the Underwriting Agreement for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.001 per warrant share.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of such a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the company or the successor entity purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the consummation of such transaction. However, if such fundamental transaction is not within the Company’s control, including not approved by the Board of Directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, including federal and state securities law, a Warrant may be transferred at the option of the holder upon surrender of the Warrant together with the appropriate instruments of transfer.

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Exchange Listing

We currently have two classes of Common Stock Purchase Warrants that trade on the Nasdaq Capital Market under the symbols “GMBLW” and “GMBLZ.”

Our Common Stock Purchase Warrants that have an exercise price of $4.25 per share and expire in April 2025 trade under the symbol GMBLW and, on September 13, 2022, the last reported sale price of our GMBLW warrants was $0.17 per warrant.

Our March 2022 Warrants trade under the symbol GMBLZ and, on September 13, 2022, the last reported sale price of our GMBLZ warrants was $0.14 per warrant.

There is no established public trading market for the Warrants being offered in this offering and we do not expect an active trading market to develop. We do not intend to list the on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Warrant Agent

The Warrants will be issued in registered form under a warrant agency agreement between Vstock Transfer LLC, as warrant agent, and us.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

Pre-Funded Warrants

All of the provisions of the Warrants described above are applicable to the pre-funded warrants except as follows:

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01 per share. The pre-funded warrants will be exercisable immediately upon issuance if exercised by paying the aggregate exercise price for the shares of Common Stock being exercised and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. A pre-funded warrant to purchase one (1) share of our Common Stock will be issued for every one (1) share of Common Stock purchased in this offering.

Call Option

The pre-funded warrants do not have a call option.

Exchange Listing

We do not intend to apply for the listing of the pre-funded warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Warrant Agent

The pre-funded warrants do not have a warrant agent and will not be governed by a warrant agency agreement.

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UNDERWRITING

Maxim Group LLC and Joseph Gunnar & Co., LLC are acting as the representatives of the underwriters of this offering, which we refer to as the Representatives. We have entered into an underwriting agreement dated September ___, 2022 with the Representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of Common Stock or pre-funded warrants and the Warrants listed next to its name in the following table:

	Number of Shares or Pre-Funded Warrants	Number of Warrants	Total

Underwriters
Maxim Group LLC.
Joseph Gunnar & Co., LLC

Total

All of the shares of Common Stock or pre-funded warrants and Warrants to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Common Stock or pre-funded warrants and the Warrants offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Common Stock or pre-funded warrants and the Warrants are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Common Stock or pre-funded warrants and the Warrants offered by this prospectus supplement if any such shares of Common Stock and the Warrants are taken, other than those shares of Common Stock covered by the over-allotment option described below.

We expect that delivery of the Common Stock or pre-funded warrants and Warrants will be made against payment therefor on or about [●]. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional [●] shares of Common Stock and/or pre-funded warrants (fifteen percent (15%) of the shares of Common Stock or pre-funded warrants sold in this offering) and/or the Warrants from us to cover over-allotments, if any, at a price per share of Common Stock or pre-funded warrant equal to the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase these additional shares of Common Stock and/or or pre-funded warrants and/or Warrants. If any additional shares of Common Stock and/or or pre-funded warrants and/or Warrants are purchased, the underwriters will offer the additional shares of Common Stock and/or or pre-funded warrants and/ and/or Warrants on the same terms as those on which the shares of Common Stock and pre-funded warrants and Warrants are being offered hereby.

Discounts and Commissions

The Representatives have advised us that the underwriters propose to offer the shares of Common Stock or pre-funded warrants and the Warrants to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers at that price less a concession of not more than $ per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

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The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

	Per Share or Pre-Funded Warrant and Warrant	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price
Underwriting discounts and commissions (7%)
Proceeds, before expenses, to us

We have agreed to reimburse the Representatives for all reasonable and actual out-of-pocket accountable fees and costs incurred by the Representative in connection with this offering up to a maximum of $50,000 in the aggregate, including the fees and expenses of the underwriters’ legal counsel. We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received at the closing of the offering (excluding any proceeds received upon any subsequent exercise of the over-allotment option).

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $[●].

Tail Financing Payments

We have also agreed to pay the Representatives, subject to certain exceptions, a tail fee equal to the cash compensation in this offering, if any investor who was contacted by the Representatives in connection with this offering, provides us with capital in any public or private offering or other financing or capital raising transaction during the twelve (12)-month period following the termination or expiration of the underwriting agreement.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Except for services provided in connection with this offering and in connection with (i) the ATM in which Maxim Group LLC was agent from September 2021 to September 2022 and (ii) the March 2022 Offering in which Maxim Group LLC and Joseph Gunnar & Co., LLC were representative of the several underwriters of the offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

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Lock-Up Agreements

The Company has agreed that it will not, for a period of forty-five (45) days after the Closing Date (the “Lock-Up Period”), without the prior written consent of Maxim Group LLC (which consent may be withheld in its sole discretion), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act to register, any shares of preferred stock, common stock warrants, or any securities convertible into or exercisable or exchangeable for preferred stock or common stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of shares of common stock, preferred stock or warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock, preferred stock, warrants or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Common Stock to be sold hereunder, (B) any shares of common stock issued pursuant to a trading plan established prior to June 30, 2020 pursuant to Rule 10b5-1 of the Exchange Act, (C) the issuance of Common Stock pursuant to the Equity Distribution Agreement by and between the Company and Maxim dated September 3, 2021, and (D) the issuance of common stock upon the exercise of warrants as disclosed as outstanding in this prospectus supplement, provided that such warrants have not been amended since the date of this prospectus supplement to increase the number of such warrants or warrant shares or to decrease the exercise price of such warrants or to extend the term of such warrants.

NASDAQ Capital Market Listing

Our Common Stock trades on the Nasdaq Capital Market under the symbol “GMBL.” On September 13, 2022, the last reported sale price of our Common Stock was $0.4433 per share.

We currently have two classes of Common Stock Purchase Warrants that trade on the Nasdaq Capital Market under the symbols “GMBLW” and “GMBLZ.”

Our Common Stock Purchase Warrants that have an exercise price of $4.25 per share and expire in April 2025 trade under the symbol GMBLW and, on September 13, 2022, the last reported sale price of our GMBLW warrants was $0.17 per warrant.

Our Common Stock Purchase Warrants that have an exercise price of $1.00 per share and expire in March 2027 trade under the symbol GMBLZ and, on September 13, 2022, the last reported sale price of our GMBLZ warrants was $0.14 per warrant.

There is no established public trading market for the Warrants or pre-funded warrants being offered in this offering and we do not expect an active trading market to develop. We do not intend to list the Warrants or pre-funded warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and pre-funded warrants will be limited.

Transfer Agent and Warrant Agent

Our transfer agent for our Common Stock and the warrant agent for the Warrants is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares of our Common Stock than are set forth on the cover page of this prospectus supplement. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Common Stock in this offering because the underwriter repurchases the shares of Common Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Common Stock are traded, in the over-the-counter market, or otherwise.

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Passive Market Making

In connection with the offering, the underwriters may engage in passive market making transactions in shares of Common Stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of shares of Common Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Securities, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our Securities in any jurisdiction where action for that purpose is required. Accordingly, our Securities may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our Securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;
●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or
●	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our Securities in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our Securities may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our Securities in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our Securities is offered and/or sold or, alternatively, where such registration is not required.

Any resale of our Securities by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus supplement, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

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LEGAL MATTERS

Lucosky Brookman LLP, Woodbridge, New Jersey will provide us with an opinion as to certain legal matters in connection with the securities offered hereby. The Representatives are being represented by Pryor Cashman LLP, New York, New York.

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EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended June 30, 2021 have been so incorporated in reliance on the report of Friedman LLP, independent registered public accounting firm, with regard to consolidated financial statements of the Company as of June 30, 2021, and for the year then ended, which report includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern, and in reliance on the report of Rosenberg Rich Baker Berman P.A., independent registered public accounting firm, with regard to consolidated financial statements of the Company as of June 30, 2020 and for the year then ended, given on the authority of said firms as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our website address is https://esportsentertainmentgroup.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering:

●	our Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 2021, filed with the SEC on, respectively, October 13, 2021 and October 22, 2021;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, December 31, 2021, and September 30, 2021, filed with the SEC on May 23, 2022, February 22, 2022 and November 15, 2021, respectively;
●	our Current Reports on Form 8-K or 8-K/A filed with the SEC on, July 15, 2021, August 12, 2021, and August 12, 2021, September 3, 2021, October 22, 2021, November 3, 2021, November 16, 2021, December 27, 2021, February 1, 2022, February 14, 2022, March 2, 2022, March 8, 2022, March 16, 2022, April 6, 2022, April 13, 2022, May 4, 2022, May 19, 2022, June 2, 2022, June 13, 2022, June 16, 2022 (first 8-K), June 16, 2022 (second 8-K), and August 31, 2022;
●	the description of our common stock set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on April 2, 2020, including any amendments or reports filed for the purposes of updating this description; and
●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and before we stop offering the securities covered by this prospectus supplement and the accompanying base prospectus.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, is not incorporated into this prospectus supplement and the accompanying base prospectus and does not constitute a part hereof.

Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at or by writing us at the following address:

Esports Entertainment Group, Inc.

Block 6,

Triq Paceville,

St. Julians STJ 3109

Malta

356-2713-1276

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PROSPECTUS

ESPORTS ENTERTAINMENT GROUP, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock and Unit A Warrants are quoted for trading on The NASDAQ Capital Market under the symbols “GMBL” and “GMBLW”, respectively. On January 22, 2021, the last reported sale price of our common stock and Unit A Warrants on The NASDAQ Capital Market was $7.47, and $4.33, per share, and Unit A Warrant, respectively. The aggregate market value of our outstanding common stock held by non-affiliates is $77,654,751.25 based on 14,186,740 shares of outstanding common stock, of which 4,294,415 are held by affiliates, and a per share price of $7.85 based on the closing sale price of our common stock on January 20, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Esports,” “EEG,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Esports Entertainment Group, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://esportsentertainmentgroup.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended June 30, 2020, filed with the SEC on October 1, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

●	Our Current Reports on Form 8-K and/or 8-K/A filed with the SEC on August 6, 2020, October 16, 2020, November 24, 2020, December 8, 2020, December 17, 2020, and January 22, 2021; and

●	The description of our Common Stock contained in our Registration Statement on Form S-8, filed with the SEC on November 25, 2020, as amended, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

THE COMPANY

Corporate History

Esports Entertainment Group, Inc. was formed in the State of Nevada on July 22, 2008 under our prior name Virtual Closet, Inc. Virtual Closet, Inc. changed its name to DK Sinopharma, Inc. on June 6, 2010. DK Sinopharma, Inc. changed its name to VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc. Our company was engaged in a number of different enterprises up until May 20, 2013, when, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of H&H Arizona Corporation in exchange for 3,333,334 shares of our common stock. From May 2013 until August 2018, our operations were limited to designing, developing and testing our wagering systems. We launched our online esports wagering website (www.vie.gg) in August 2018.

Business Overview

Esports is the competitive playing of video games by amateur and professional teams for cash prizes. Esports typically takes the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. During 2020, the three largest selling esports games were Dota 2, League of Legends (each multiplayer online battle arena games) and Counter Strike: Global Offensive (a first-person shooter game). Other popular games include Smite, StarCraft II, Call of Duty¸ Heroes of the Storm, Hearthstone and Fortnite. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation, Microsoft Xbox and Nintendo Switch. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv, azubu.tv, ustream.tv and youtube.com.

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We are an esports entertainment and online gambling company primarily focused on three verticals, (i): esports entertainment, (ii) esports wagering, and (iii) iGaming and traditional sports betting. We believe focusing on these verticals positions the Company to take advantage of a trending and expanding marketplace in esports with the rise of competitive gaming as well as the legalization of online gambling in the United States.

Esports Entertainment:

Our esports entertainment vertical includes any activity that we pursue within esports that does not include real-money wagering. Right now, the main component of this vertical is our skill-based tournament platform. This allows us to engage and monetize players across 41 states where skill-based gambling is legal as well as create relationships with players that can eventually migrate to our Vie.gg real-money wagering platform.

Esports Wagering:

We intend to be a leader in the large and rapidly growing sector of esports real-money wagering. Our Vie.gg platform offers fans the ability to wager on professional esports events in a licensed and secure environment. At the current time, under the terms of our existing Curacao license, we are currently able to accept wagers from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. On April 30, 2020, we received our gaming service license from the Malta Gaming Authority (MGA). We now expect that residents in a number of European Union member states will be able to place bets on our website. On August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the first quarter of 2021.

iGaming and Traditional Sports Betting:

The goal of our iGaming and traditional Sports Betting vertical is to provide profitable growth and access to strategic licenses in jurisdictions that we can cross-sell into our Vie.gg platform. On July 7, 2020, we entered into a stock purchase agreement (the “Argyll Purchase Agreement”), by and among the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby, upon closing on July 31, 2020, the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies” or “Argyle”). AHG is licensed and regulated by the UK Gambling Commission and the Irish Revenue Commissioners to operate online sportsbook and casino sites in the UK and Ireland, respectively. Argyll has a flagship brand, www.SportNation.bet, as well as two white label brands, www.RedZone.bet and www.uk.Fansbet.com (collectively the “Argyll Brands”), with over 250K registered players at the end of calendar year 2020.

Competitive Advantages/Operational Strengths

We believe the following strengths position us for sustainable growth:

Management Team and Key Personnel Experience: Our Board includes senior managers with extensive experience in online gambling, esports, information technology, compliance, regulation, accounting and finance. Our Officers and management include individuals with extensive experience in online gambling, esports, information technology, marketing, business development, payment processing, compliance, regulation, accounting, finance and customer service.

Licensed Technology/Proprietary B2C wagering platform: We have entered into a White Label Services Agreement dated December 12, 2019 (the “Askott Agreement”) with a subsidiary of Askott Entertainment Inc. (“Askott”) whereby Esports has secured a non-exclusive license to “white label” Askott’s proprietary software and systems as the platform through which we run our business (the “Platform”). The Platform requires complex code and very skilled development. Accordingly, we believe the complexity of our Platform offers a higher barrier to entry than standard wagering platforms. Furthermore, in September 10, 2020, we acquired certain intellectual property assets developed by FLIP Sports (“Flip Sports”). As part of the acquisition of assets, the Flip employees became employees of Argyll Productions Ltd, a subsidiary of LHE, with the intention to have them build a best-in-class proprietary esports wagering platform. We believe our proprietary platform will provide us with a competitive advantage as it offers what we believe to be the widest variety of betting options available for esports wagering.

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Argyll’s “Rewards” Program: built in-house, and in conjunction with FLIP Sports, provides an industry-leading customer loyalty program, driving above-industry customer retention rates and player lifetime values. The Program helped earn Argyll the Innovative Start-up of the Year award, at the 2018 EGR Marketing & Innovation Awards. We believe the platform can be leveraged across all of our verticals.

Affiliate Marketing Program: Our affiliate marketing program focuses on professional esports teams and individual social media influencers. As part of our efforts to market our online gaming services, we attempt to enter into “Affiliate Marketing Agreements” with professional esports teams and other influential individuals and groups within esports. As an “Marketing Affiliate”, the esports team will provide their fans with a link to our online gaming website, where the fan, if located in a country which allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the marketing affiliate’s link to our website and provided such player wins the bet, we pay the “Marketing Affiliate” a percentage of the amount we collect from the winning bet (typically between 25% - 35%).

Growth Strategy

In the future, we intend to:

●	expand our Esports services into more of the 41 states where skill-based gambling is legal, enhance the Product offering, as well as create relationships with players that will migrate into our Vie.gg real-money wagering platform.

●	expand our Esports Wagering services into more jurisdictions, utilizing the recently acquired MGA gaming license, as well as the recent multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey.

●	continue with our M&A strategy in the iGaming and Traditional Sports Betting space, to acquire profitable Operators in different jurisdictions, that will also allow for cross-pollination of services (Sportsbook, Casino and Esports).

Future Products and Services:

Online Esports Tournament Play

We intend to offer players from around the world, including the United States (except in 13 states in the US and other jurisdictions outside the US which currently prohibit playing games of skill for cash prizes), the ability to enter and participate in online video game tournaments and win cash prizes. Online esports tournament play consists of two or more people playing against each other in a game from their personal phones or computers, where such players do not necessarily have to be playing in real time. These events could be held over the course of a day, a week or even a month and the winner will be the one with the top score or the fastest time at the conclusion of the event. Cash-based tournaments involving games of skill are not considered gambling in most U.S. states because the generally accepted definition of gambling involves three specific things: (1) the award of a prize, (2) paid-in consideration (meaning entrants pay to compete) and (3) an outcome determined on the basis of chance. As a result, games of skill are not generally subject to the same laws and regulations as our esports event wagering service. We expect participants in our tournaments being able to enter and play against each other with prize money distributed to the last remaining competitors. We anticipate collecting a tournament entry fee for our tournaments, as well as a percentage of total winnings that are paid to users (typically 10% of the entry fees) and thus none of our money will be at risk or otherwise dependent on the outcome. We intend to offer users a wide selection of video games of skill to be played online for real money in small groups to major tournaments. The tournament platform will also serve as a tool to help us determine which markets we are finding the most esports players. We believe using the tournament platform to penetrate the US market will allow us to grow our brand within the esports community and lead to lower customer-acquisition-costs for our wagering platform.

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US Market Expansion

Currently we do not offer players in the US the ability to wager on our Vie.gg platform. However, on August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the first quarter of 2021. Following our launch in New Jersey, we intend to evaluate additional jurisdictions in the US that could be commercially viable for further expansion of our Vie.gg platform.

International Market Expansion

We received a Gaming Service License for online pool betting from the Malta Gaming Authority in April 2020, established a brick and mortar office in such jurisdiction and anticipate commencing online gaming operations in that jurisdiction in 2020, both on the Vie.gg and Argyll Brands. We expect that residents of a number of both European Union and non-EU countries will be able to place bets on our website. In the future, we may consider obtaining additional country specific gaming licenses should we determine there is sufficient local demand for our services in these markets. In order to effectively penetrate international markets, we intend to translate our website into several additional languages and offer customer service and technical support in the local language of key markets.

Our Online Wagering Platforms

According to Zion Market Research’s, Online Gambling & Betting Market by Game Form (Poker, Casino, Sports Betting, Bingo, Lottery, Horse Racing Betting, and Others) and by Component (Hardware, Software, and Service): Global Industry Perspective, Comprehensive Analysis and Forecast, 2017 – 2024, the online gambling market represents one of the fastest growing segments of the gambling industry. Zion Market estimated the size of the global online gambling market in 2018 was in excess of US$45.8 billion and is projected to reach US$94.4 billion by 2024.

Although the Vie.gg brand is focused solely on offering online wagering on the widest range of esports events broadcast from around the world, the Argyll Brands offer online users traditional casino style games such as poker, craps or slots, as well as offering online wagering on traditional sporting events such as soccer, horse racing and football.

All persons 18 years and older can presently place bets on our online gambling website at www.vie.gg except for residents of the United States and other jurisdictions that the Company is precluded from supplying its services to pursuant to its gaming licenses.

With respect to our Argyll Brands, wagering is only permitted by customers in the United Kingdom and Republic of Ireland.

On April 30, 2020, the Company received its Gaming Service License for online pool betting from the Malta Gaming Authority. This allows residents of certain European Union member countries to place bets on our website.

Once on our websites, a player can place a bet on a team participating in any number of tournaments which are scheduled to be held in the upcoming weeks. We also maintain a “how to play” section on the website which provides players with instructional videos on placing bets as well as other pieces of information that may be beneficial to an inexperienced player or a new user of our website. Additionally, we maintain a “frequently asked questions” section which provides our customers with the ability to easily navigate general questions relating to the website, personal account information, payment processing, betting rules and procedures as well as tips.

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We have agreements with the following third party companies that provide us with certain services that enable our website to function efficiently:

Money Matrix. MoneyMatrix provides us with the software we use to receive payments from players. Using MoneyMatrix, a player can select from over 150 payment options (i.e. Skrill, Astropay) to deposit funds with us for use in placing bets.

Partner Matrix. Partner Matrix provides us with the software we use to track players placing a bet through an Affiliate’s link to our website.

Money Matrix, Partner Matrix are both paid monthly for their services to the Company.

Askott Entertainment Inc. The Vie.gg Platform is hosted from Askott Entertainment Inc., who provides us with a website hosting subscription, and provides e-games, development and IT services related to the software interface and web design. We will pay the Askott subsidiary a percentage on gaming revenues, this percentage varies based on the amount of monthly gaming revenues generated but shall not exceed twenty-percent (20%) of monthly gaming revenues but gradually decreases based on increased revenues. Additionally, we will pay Askott a minimum monthly fee of $9,000 EUR for services which amount will be subject to increase based on the number of games made available on the Platform.

SB Tech Global – the Argyll Brands use the SB Tech platform to host their websites, and pay a percentage on both Sportsbook and Casino Gross Gaming revenues, as well as certain hosting and data feed fees.

Marketing and Sales Initiatives

The Company has several sponsorship marketing agreements in place for its website as well as an extended marketing agreement with Dignitas, an esports brand owned by Harris Blitzer sports and entertainment with multiple professional teams playing several titles with over a million fans worldwide. The Company also has an agreement with Allied Esports to run esports tournaments to promote the brand globally to esports fans.

We are looking to expand into new geographic territories by obtaining licenses to operate in those territories. The need for hands-on implementation in these territories and support will require investment in additional marketing activities, offices, and other overhead.

We will also accelerate our expansion if we find complementary businesses that we are able to acquire in other markets. Our marketing efforts to expand into new territories have included esports team and tournament sponsorship, affiliate marketing, social media advertising, content creation, and attendance at esports and gaming events in addition to personal contact with other industry leaders.

Esports games are played by professional teams, amateur teams, and individuals. Professional esports teams have their own social media presence, with some of the top professional teams having millions of fans who follow and interact with the team on a regular basis. A website of a professional esports team usually contains specific information about the team and lists upcoming tournaments or events in which the team will be participating. As part of our efforts to market our online gaming services, we attempt to enter into affiliate marketing agreements with professional Esports teams.

As a marketing affiliate, the esports team will promote our brand in the content they create and on their social media and Website. The fans will be provided with a link to our online gaming website, where the Fan, if located in a country that allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the team’s link to our website (and provided the player won the bet), we pay the Affiliate a percentage of the amount we collect from the winning bet. As of December 1, 2020, we had more than 75 esports teams agreeing to act as our marketing affiliates.

We plan to increase our marketing efforts and awareness of our websites, www.vie.gg and www.sportnation.bet, as well as future offerings by:

●	Educating sports betting consumers to bet on esports and we want gamers to start betting on esports.

●	Sponsoring professional esports teams and tournaments that have a global reach.

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●	Working with sports and gaming celebrities and social media influencers who have an interest in video games and esports to generate new customers. We intend to increase our efforts in attracting esports players and other celebrities who have an interest in video games and esports.

●	Using a multichannel approach focused on acquiring and retaining customers we intend to utilize multiple social media platforms to promote the Company’s wagering business including, but not limited to, Facebook Twitter, Instagram, Snapchat, TikTok, Youtube, Twitch, Whatsapp, QQ, WeChat, email and SMS messages and using online advertisements, paid search optimization, and various social media campaigns to increase our online presence and drive traffic to our website. We intend to increase our investments in online advertisements, including esports gambling-related websites. We also intend to continue to invest in optimizing the Company’s website so it will attain a high ranking under key search words or phrases, such as “esports gambling.”

Competition

The online gambling and wagering industry is increasingly competitive. With relatively low barriers to entry, new competitors are entering the esports wagering and video game tournament segments. In both of these segments, there currently exist several major competitors. Because many of these competitors focus on delivering one product, as opposed to a full suite of esports and video gambling products and services that we intend to offer, the competitors may offer an equivalent or superior product to that of the Company. We expect the number of companies offering products and services in each market segment to increase. Most of our current competitors, including Unikrn, bet365, William Hill, Betway, and Pinnacle Sports, have far greater resources than we have.

In the UK, where Argyll is heavily concentrated, the competition in the online gambling industry is extremely competitive. As of June 2020, the UK Gambling Commission oversaw 3,641 gambling licenses, held by 2,652 gaming operators, which makes competing for the acquisition and retention of customers, continually challenging.

We believe the following differentiates us from our competitors:

●	Esports Focused:

The Vie.gg brand is focused solely on esports gambling and 18+ gaming. We will not offer users traditional casino style games like poker, craps or slots nor do we anticipate offering wagering on traditional sporting events like football or soccer. We are focused solely on delivering the widest selection of content and offering the widest range of esports events all for real-money wagering.

●	Strength of Argyll proposition:

With the industry reaching saturation point with similar offers around bonuses and free bets, often with complex terms and conditions, Argyll’s vision and ambition was to launch a totally unique in-house product, seamlessly in to SportNation.bet, to provide customers with an experience like no other, while tackling one of the major challenges that any operator faces; retention. That product and concept is our Rewards Program.

Argyll’s Rewards Program offers customers a simple and genuinely rewarding loyalty scheme, where every bet on the site, win, lose or draw, earns points to redeem into our “Reward Store”. No turnover requirements, no minimum odds conditions, no new customer or single-use restrictions.

We have developed an in house, turnover based model to reward customers with points based on their activity. Customers earn points faster by increasing the number of selections in sportsbook bets, providing an opportunity to increase the rate at which points are earned.

Customers are able to select when and how they want to redeem. A customer is not bound to certain activity or staking criteria. A customer can decide when and what they want to redeem, which could either be frequently, or allowing customers to save for a larger item.

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As an extension to the already unique Rewards offering that SportNation provides its users, a range of product enhancements have also been integrated in to SportNation, including live streaming, responsible gaming and compliance tools and data driven customized journeys. All integrations have been designed and developed in house, to align with the feel and tone of the site. By combining research and insight with the latest technology to implement real time solutions, SportNation offers an innovative, safe and responsible product that is tailored to each individual user, on and offsite, from registration and throughout their customer lifetime.

Regulations Affecting our Business

The offering and operation of online real-money gambling platforms and related software and solutions is subject to extensive regulation and approval by various national, federal, state, provincial, tribal and foreign agencies (collectively, “gaming authorities”). Gambling laws require us to obtain licenses or findings of suitability from gaming authorities for Esports Entertainment, including each of our subsidiaries engaged in these activities, and certain of our directors, officers, employees and in some instances, significant shareholders (typically beneficial owners of more than 5% of a company’s outstanding equity). The criteria used by gambling authorities to make determinations as to qualification and suitability of an applicant varies among jurisdictions, but generally require the submission of detailed personal and financial information followed by a thorough and sometimes lengthy investigation. Gaming authorities have broad discretion in determining whether an applicant qualifies for licensing or should be found suitable. Gambling authorities generally look to the following criteria when determining to grant a license or finding of suitability, including (i) the financial stability, integrity and responsibility of the applicant, (ii) the quality and security of the applicant’s online real-money platform and gaming equipment and related software, as applicable, and (iii) the past history of the applicant. Gambling authorities may, subject to certain administrative proceeding requirements, (i) deny an application, or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, and (ii) fine any person licensed, registered or found suitable or approved. Notwithstanding the foregoing, some jurisdictions explicitly prohibit gaming in all or certain forms and we will not market our gambling services in these jurisdictions. If any director, officer or employee of ours fails to qualify for a license or is found unsuitable (including due to the failure to submit the required documentation) by a gaming authority, we may deem it necessary, or be required to, sever our relationship with such person, which may include terminating the employment of any such person. Gambling authorities have the right to investigate any individual or entity having a material relationship with us, to determine whether such individual or entity is suitable or should be licensed to do business as a business associate of ours. In addition, certain gambling authorities monitor the activities of the entities they regulate both in their respective jurisdiction and in other jurisdictions to ensure that these entities are in compliance with local standards on a worldwide basis.

On May 14, 2018, the Supreme Court of the United States struck down the Professional and Amateur Sports Protection Act, a 1992 law that barred state-authorized sports gambling with some exceptions and made Nevada the only state where a person could wager on the results of a single game. Since the Supreme Court’s decision, sports gambling has commenced in several states and several more states have enabling legislation pending. We believe that the Supreme Court’s decision will allow our platform to be used in the United States at some point in the future. We plan to explore expansion of our esports online wagering platform into the US market place at the appropriate time.

The Unlawful Internet Gambling Enforcement Act of 2006 (“UIEGA”) made it a federal offense, punishable by up to five years in prison, for a business to accept payments “in connection with the participation of another person in unlawful internet gambling.” In support of such new prohibitions, the UIGEA uses a variety of terms — some of which are ambiguous or undefined. Initially, the UIGEA broadly defines a “bet or wager” as: the staking or risking by any person of something of value upon the outcome of a contest of others, a sporting event, or a game subject to chance, upon an agreement or understanding that the person or another person will receive something of value in the event of a certain outcome.

Further, a “bet or wager” specifically includes a chance on a lottery or prize awarded predominantly by chance; a “scheme” as defined in Title 28, U.S.C. § 3702 relating to government-sponsored amateur or professional sports betting and, “any instructions or information pertaining to the establishment or movement of funds by the bettor or customer in, to, or from, an account with the business of betting or wagering.” While this final prohibition incorporates the term “business of betting or wagering,” that term is not specifically defined anywhere in the UIGEA. The only reference to that term comes in § 5362(2), which states: The term “business of betting or wagering” does not include the activities of a financial transaction provider, or any interactive computer service or telecommunications service.

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Nonetheless, the law does contain specific prohibitions. In order to establish a violation of the UIGEA, it must be shown that:

1.	A “person” was engaged in the business of betting or wagering;

2.	That person knowingly accepted a financial instrument or proceeds thereof; and

3.	That instrument was accepted (by the person) in connection with the participation of another person in “unlawful Internet gambling.”

In the context of this statute “unlawful Internet gambling” is defined as follows:

To place, receive, or otherwise knowingly transmit a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under any applicable Federal or State law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made.

Therefore, the UIGEA only applies to online gambling transactions that are already prohibited by other state, federal, or tribal laws. Therefore, in order for the financial transaction to be prohibited by § 5363 of the UIGEA, the bet or wager must be “initiated, received, or otherwise made” in a place where such activity (the bet of wager) violates preexisting state, federal, or tribal law.

At the current time, we are able to accept wagers on our vie.gg website from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. We do not accept wagers from United States residents at this time and therefore the bet or wager on our platform is not “initiated, received, or otherwise made” in a place where such activity violates preexisting state, federal, or tribal law.

Great Britain

Betting and gaming with respect to customers in Great Britain (England, Scotland and Wales, but excluding Northern Ireland, the Channel Islands and the Isle of Man) is regulated by the Gambling Act 2005 (the “2005 Act”). The 2005 Act established the Gambling Commission as the regulator responsible for granting licenses to operate gambling services as well as overseeing compliance with applicable law and regulation. In 2014, the UK Parliament passed the Gambling (Licensing and Advertising) Act 2014, which required all remote gambling operators serving customers in Great Britain or advertising in Great Britain to obtain a license from the Gambling Commission. Our Argyll Brands operate in the UK pursuant to remote operating licenses issued by the Gambling Commission along with the separate software and “key personnel” individual licenses. Various additional operating subsidiaries of EEG are endorsed upon the licenses and are hence authorized to carry out the licensed activities on a so-called “umbrella” basis in addition to the “primary” licensee. The terms of these operating licenses require that the relevant subsidiaries of EEG must source all gambling software used in connection with British players from the holder of a gambling software licenses issued by the Gambling Commission. So long as the applicable license fees are paid and the British licenses are not suspended, revoked or otherwise surrendered, EEG expects that the licenses will remain valid indefinitely.

British regulations require licensed companies to file quarterly returns as well as a more extensive “annual assurance statement” to provide the Gambling Commission with information regarding matters such as significant changes in control systems, risk management and governance since the last assurance statement, how the licensee is addressing gambling by problem and at-risk customers and any improvements that the licensee plans to implement to its control systems, risk management and governance and/or its approach to addressing problem and at-risk gambling and promoting socially responsible gambling. The Gambling Commission also subjects its licensees to periodical regulatory compliance visits subsequent to which recommendations may be issued to the licensee.

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Intellectual Property

We have not filed to register any patents, trade names or trademarks in any jurisdictions in relation to our Vie.gg brand, but we do intend to file applications to register patents, tradenames or trademarks in the near future.

Argyll owns a European Union registered trade mark for its SportNation brand.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	We are a development stage company with a limited operating history.

●	The gaming and interactive entertainment industries are intensely competitive. Esports faces competition from a growing number of companies and, if Esports is unable to compete effectively, its business could be negatively impacted.

●	We have a history of accumulated deficits, recurring losses and negative cash flows from operating activities. We may be unable to achieve or sustain profitability

●	The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by our business which could adversely affect the value of the Company.

●	The Company may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect its operating results.

●	Compromises of the Company’s systems or unauthorized access to confidential information or EEG’s customers’ personal information could materially harm EEG’s reputation and business.

●	There is a risk that the Company’s network systems will be unable to meet the growing demand for its online products.

●	Systems, network or telecommunications failures or cyber-attacks may disrupt the Company’s business and have an adverse effect on EEG’s results of operations.

●	Malfunctions of third-party communications infrastructure, hardware and software expose Esports to a variety of risks Esports cannot control.

Recent Developments

Lucky Dino Purchase Agreement

On December 14, 2020, the Company, via its wholly owned subsidiary, Esports Entertainment (Malta) Limited (“EEL”), entered into an asset purchase agreement (the “Lucky Dino Purchase Agreement”), by and among EEL, Lucky Dino Gaming Limited, a company registered in Malta (“Lucky Dino”), and Hiidenkivi Estonia OU, a company registered in Estonia (“HEOU” and, together with Lucky Dino, the “Sellers”) whereby EEL purchased and assumed from the Sellers substantially all the assets and assumed certain specified liabilities of the Sellers’ business of real money online casino gaming (the “Acquired Business”).

As consideration for the Acquired Business, the Company agreed to pay the Sellers EUR €25,000,000 (the “Lucky Dino Purchase Price”) subject to certain adjustments set forth in the Lucky Dino Purchase Agreement.

The Lucky Dino Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of this nature. The closing of the transactions contemplated by the Lucky Dino Purchase Agreement is subject to certain conditions, including, among other things, the completion of an audit of Lucky Dino and HEOU.

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Phoenix Purchase Agreement

On December 17, 2020, the Company entered into a share purchase agreement (the “Purchase Agreement”), by and among the Company, Phoenix Games Network Limited, a company registered in England and Wales (“Phoenix”), and the shareholders of Phoenix (the “Phoenix Shareholders” and, together with Phoenix, the “Selling Parties”), whereby the Company acquired from the Selling Parties all of the issued and outstanding share capital of Phoenix (the “Phoenix Shares”). Pursuant to the Purchase Agreement, as consideration for the Phoenix Shares, the Company agreed to pay the Sellers: (i) GBP £1,000,000 (the “Original Cash Consideration”); and (ii) shares of common stock of the Company, par value $0.0001 per share, in the aggregate value of GBP£3,000,000 (the “Original Share Consideration” and, together with the Cash Consideration, the “Original Purchase Price”), subject to adjustment based on certain revenue milestones as outlined therein.

On January 21, 2021, the Company and Sellers, having met all conditions precedent, consummated the closing for the Phoenix Shares pursuant to the terms of the Purchase Agreement. The Original Purchase Price was adjusted at closing and as consideration for the Phoenix Shares, the Company paid the Sellers: (i) GBP £350,000 (US $493,495.35) (the “Closing Cash Consideration”); and (ii) 292,211 shares of common stock of the Company, par value $0.0001 per share (aggregate value of $1,927,647.49) (the “Closing Share Consideration” and, together with the Cash Closing Consideration, the “Closing Purchase Price”). The Closing Cash Consideration was be paid in US Dollars and was calculated in accordance with the applicable exchange rate on the Closing Date (as such term is defined in the Purchase Agreement). The Sellers shall remain eligible to receive the remainder of the Original Purchase Price upon Phoenix meeting the aforementioned Revenue Targets by May 16, 2021.

Pursuant to the Purchase Agreement, the Selling Parties shall be entitled to receive an additional GBP£2,000,000 if Phoenix has reached certain revenue milestones by the 18 month anniversary of the Closing Date as further outlined therein.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Registration Statement on Form S-1, filed with the SEC on June 19, 2020, as amended, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

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Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada Revised Statutes relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

On January 28, 2020, we effected a 1-for-15 reverse stock split of our outstanding common stock, which caused our then outstanding common stock to decrease from 93,395,890 to 6,227,006 while keeping our authorized capitalization unchanged.

Authorized Capital Stock

We are currently authorized to issue up to 510,000,000 shares of capital stock consisting of: 500,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value of $0.001 per share. As of January 21, 2021, 14,186,740 shares of common stock were issued and outstanding and there were no shares of preferred stock outstanding.

Common Stock

We are authorized to issue 500,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

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Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the board of directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.

Unit A Warrants

Exercisability. The Unit A Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Unit A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit A Warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the Unit A Warrants, is not available for the issuance of such shares of common stock underlying the Unit A Warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Unit A Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit A Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Unit A Warrants may be transferred at the option of the holders upon surrender of the Unit A Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing. The Unit A Warrants will be issued in registered form under a warrant agency agreement between Vstock Transfer LLC, as warrant agent, and us.

Fundamental Transactions. If, at any time while the Unit A Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit A Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

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Rights as a Stockholder. Except as otherwise provided in the Unit A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit A Warrants and the warrant agency agreement are governed by New York law.

Unit B Warrants

Exercisability. The Unit B Warrants are exercisable immediately upon issuance and at any time up to the date that is one year from the date of issuance. The Unit B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. Unless otherwise specified in the Unit B Warrant, the holder will not have the right to exercise any portion of the Unit B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit B Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit B Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Unit B Warrants may be transferred at the option of the holders upon surrender of the Unit B Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Fundamental Transactions. If, at any time while the Unit B Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit B Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the Unit B Warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the Unit B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Unit B Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Unit B Warrant.

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Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Unit B Warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit B Warrants are governed by New York law.

Unit 1 and Unit 2 Warrants

Upon consummation of the April 2020 Offering, all the Bridge Notes were mandatorily converted (the “Bridge Note Conversion”). Pursuant to the terms of the Bridge Purchase Agreements, the Investors received shares of the Company’s common stock at discount to the April 2020 Offering as well as two warrants (the “Unit 1 Warrants” and “Unit 2 Warrants”) to purchase shares of Common Stock of the Company, with each to purchase one share of Common Stock with an exercise price per share of $4.25.

The Unit 1 Warrants are substantially the same as the Unit A Warrants, except that (i) the Unit 1 Warrants are not traded on the Nasdaq; (ii) the Unit 1 Warrants do not contain a cashless exercise provision; and (iii) there is no warrant agent associated with the Unit 1 Warrants.

The Unit 2 Warrants are substantially the same as the Unit B Warrants, except that there is no warrant agent associated with Unit 2 Warrants.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Directors’ Liability

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

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The NASDAQ Capital Market Listing

Our common stock and Unit A Warrants are quoted for trading on The NASDAQ Capital Market under the symbols “GMBL” and “GMBLW”, respectively.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC with an address at 18 Lafayette Pl, Woodmere, NY 11598.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or subject to repurchase, as the case may be;
●	whether the debt securities may be issuable in tranches;
●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

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Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

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Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

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●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
●	the rights, obligations and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

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In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	certain United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

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The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Esports Entertainment Group, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of June 30, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Shares of Common Stock or Pre-Funded Warrants

Warrants to Purchase Shares of Common Stock

ESPORTS ENTERTAINMENT GROUP, INC.

PROSPECTUS SUPPLEMENT

MAXIM GROUP LLC	JOSEPH GUNNAR & CO., LLC

         , 2022